Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2011, in the Amendment No. 1 to the Registration Statement No. 333-177346 on Form S-1 and related Prospectus of WisdomTree Investments, Inc. for the registration of 16,516,587 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

January 30, 2012